Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-170293 on Form S-3 of our report dated March 16, 2010, relating to the consolidated financial statements of Vitamin Shoppe, Inc. and Subsidiary, appearing in the Annual Report on Form 10-K of Vitamin Shoppe, Inc. and Subsidiary for the year ended December 26, 2009 and to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

November 23, 2010